Exhibit 99

MemberWorks Reports Fiscal 2004 First Quarter Financial Results

   STAMFORD, Conn.--(BUSINESS WIRE)--Oct. 27, 2003--MemberWorks
Incorporated (Nasdaq: MBRS):

   -- Reported revenues were $113.8 million versus guidance of $114.0 million to $116.0 million.

   -- Earnings per share was $0.30 versus guidance of $0.25 to $0.30.

   -- Operating cash flow before changes in assets and liabilities was $5.3 million versus guidance of $0 to $2 million.

   MemberWorks Incorporated (Nasdaq: MBRS), a leading provider of consumer and membership services through affinity marketing and online channels, announced today its financial results for the fiscal 2004 first quarter.
   The Company reported revenues of $113.8 million, an increase of 8% from $105.0 million reported in the fiscal 2003 first quarter, and a decrease of 4% from $119.2 million reported in the fiscal 2003 fourth quarter.
   Net income for the current quarter was $3.9 million, or $0.30 per diluted share, versus net income of $12.1 million, or $0.89 per diluted share, for last year's first fiscal quarter.
   Net income for the fiscal 2003 first quarter included an $11.5 million after tax gain related to the settlement of a law suit, a $0.6 million after tax charge for a purchase price adjustment related to the sale of iPlace, Inc. and a $0.1 million after tax charge for a realized loss on marketable securities.
   Excluding the items discussed above, net income for the fiscal
2003 first quarter would have been of $1.3 million, or $0.10 per share versus net income of $3.9 million, or $0.30 per diluted share in the fiscal 2004 first quarter. The Company believes that these net income and earnings per share measures for the fiscal 2003 first quarter are useful because the Company did not experience any of the excluded items in the current quarter.
   The Company reported net cash used in operating activities of $2.0 million for the fiscal 2004 first quarter versus net cash provided by operating activities of $11.4 million in last year's first fiscal quarter and $15.4 million in the fiscal 2003 fourth quarter. Operating cash flow before changes in assets and liabilities reported for the fiscal 2004 first quarter was $5.3 million compared to $9.1 million in last year's first fiscal quarter, and $13.3 million in the fiscal 2003 fourth quarter. See the table on page 7 for a reconciliation of net cash (used in) provided by operating activities to operating cash flow before changes in assets and liabilities and for a discussion of the relevance of this measure.
   Compared to previous guidance provided in July 2003, reported revenues were $113.8 million versus the guidance of $114.0 million to $116.0 million. Earnings per share was $0.30 versus guidance of $0.25 to $0.30. Operating cash flow before changes in assets and liabilities was $5.3 million versus guidance of $0 to $2 million.
   The Company also closed the sale of $90 million aggregate principal amount of 5.5% senior subordinated convertible notes ("Notes") during the current quarter. The Notes are due September 2010 and bear interest at the rate of 5.5% per year payable in cash semi-annually in arrears on April 1 and October 1 of each year, with the first payment due on April 1, 2004. Holders of outstanding Notes may convert their Notes into shares of MemberWorks common stock at any time prior to maturity at an initial conversion price of approximately $40.37 per share, which is equivalent to an initial conversion rate of approximately 24.7739 shares per $1,000 principal amount of the Notes. The conversion price represents a 35% premium over the closing sale price of MemberWorks common stock on September 24, 2003.
   During the quarter ended September 30, 2003, MemberWorks purchased 1,696,000 shares of its common stock in the open market. Pursuant to the share repurchase program, the Company is authorized to repurchase approximately 1,283,000 additional shares as market conditions permit. As of September 30, 2003, there were 11,144,000 shares of common stock outstanding.
   Gary Johnson, President and CEO, said, "We are off to a great start in fiscal 2004 with solid first quarter results. The migration of our membership base, from annual to monthly members, is proceeding according to plan. In addition, the growth of our Internet marketing channel and ongoing focus on improving retention were key drivers behind our strong earnings performance this quarter."
   "We were also pleased to complete a $90 million convertible senior subordinated debt offering this quarter," continued Mr. Johnson. "The proceeds of this offering provide the Company with further flexibility to take advantage of opportunities in the market place that reinforce our core strategy and direction while continuing to execute our share repurchase program."

   Business Outlook:

   Management offers the following guidance for the year ended June
30, 2004:
   Guidance for revenues and operating cash flow before changes in assets and liabilities remains unchanged from the amounts provided in the July 2003 press release. Revenues are expected to be in the range of $480 million to $495 million. Operating cash flow before changes in assets and liabilities is expected to be between $50 million and $55 million.
   Earnings per share guidance has been adjusted only for the dilutive effect of the convertible debt issuance on diluted shares outstanding and is expected to be in the range of $2.30 to $2.43 versus $2.60 to $2.75.
   Management offers the following guidance for the quarter ended December 31, 2003:
   Guidance for revenues and operating cash flow before changes in assets and liabilities remains unchanged from the amounts provided in the July 2003 press release. Revenues are expected to be in the range of $120 million to $124 million and operating cash flow before changes in assets and liabilities is expected to be in the range of $12 million to $14 million.
   Earnings per share has been adjusted for the dilutive effect of the convertible debt issuance only and is expected to range between $0.60 and $0.65 versus $0.70 to $0.75.

   Conference Call Note:

   MemberWorks will host a conference call on Monday, October 27, 2003, at 10:00 A.M., EST, to discuss the Company's first quarter results. This conference call will also be available live on the investor relations page of Company's web site at www.memberworks.com. Please go to the web site at least fifteen minutes prior to the call to register and download any necessary audio software. To listen to the conference call, please dial (800) 369-2164, approximately five to ten minutes before the scheduled start time. When prompted, state passcode "MBRS".
   For those who cannot listen to the live call, an audio replay of the call will be available approximately one hour after completion of the call until midnight on November 13, 2003. To listen to the audio replay, please call (800) 570-8802. A replay of the web cast will also be available on the Company's website beginning approximately 2 hours after the end of the call and will remain available until November 13, 2003.

   About MemberWorks:

   Headquartered in Stamford, Conn., MemberWorks is a leader in bringing value to consumers by designing innovative membership programs that offer services and discounts on everyday needs in healthcare, personal finance, insurance, travel, entertainment, computing, fashion and personal security. As of September 30, 2003,
6.3 million retail members are enrolled in MemberWorks programs, gaining convenient access to thousands of service providers and vendors. MemberWorks is the trusted marketing partner of leading consumer-driven organizations and offers them effective tools to enhance their market presence, to strengthen customer affinity and to generate additional revenue.

   Any statements herein regarding the business of MemberWorks Incorporated that are not historical are "forward looking statements" that are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995. For a discussion of risks and uncertainties that could cause actual results to differ from those intended by any forward looking statement, see "Forward-Looking Information" in the Company's most recent Quarterly Reports on Form 10-Q and Annual report on Form 10-K as filed with the SEC.




                       MEMBERWORKS INCORPORATED
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)


                                          Three months ended
                                            September 30,
                                        ---------------------
                                            2003      2002
                                        ----------- ---------
                                              (Unaudited)

Revenues                                  $113,824  $105,004

Expenses:
     Operating                              21,463    18,074
     Marketing                              66,656    65,549
     General and administrative             18,767    18,863
     Amortization of intangible assets         318       393
                                        ----------- ---------
Total expenses                             107,204   102,879
                                        ----------- ---------

Operating income                             6,620     2,125
Settlement of investment related litigation      -    19,148
Loss on sale of subsidiary                       -      (959)
Net loss on investment                           -      (206)
Other (expense) income, net                   (129)      119
                                        ----------- ---------

Income before income taxes                   6,491    20,227
Provision for income taxes                   2,596     8,091
                                        ----------- ---------
Net income                                  $3,895   $12,136
                                        =========== =========

Diluted earnings per share:
   Diluted earnings per share                $0.30     $0.89
                                        ----------- ---------

Diluted shares used in earnings per
 share calculation                          12,992    13,669
                                        =========== =========




                       MEMBERWORKS INCORPORATED
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                                          Three months ended
                                             September 30,
                                        ---------------------
                                            2003      2002
                                        ----------- ---------
                                              (Unaudited)

Operating Activities
  Net income                                $3,895   $12,136
  Adjustments to reconcile net income
   to net cash (used in) provided by
   operating activities:
     Revenues before deferral              100,162    98,114
     Marketing costs before deferral       (57,435)  (54,909)
     Revenues recognized                  (113,824) (105,004)
     Marketing costs expensed               66,656    65,549
     Depreciation and amortization           2,761     3,129
     Deferred income taxes                     835     7,649
     Tax benefit from employee stock plans   1,515        26
     Gain on settlement of investment
      related litigation                         -   (19,148)
     Loss on sale of subsidiary                  -       959
     Net loss on investment                      -       206
     Other                                     752       362
                                        ----------- ---------
Operating cash flow before changes in
 assets and liabilities                      5,317     9,069
     Net change in assets and liabilities   (7,335)    2,332
                                        ----------- ---------
Net cash (used in) provided by
 operating activities                       (2,018)   11,401
                                        ----------- ---------

Investing Activities
     Acquisition of fixed assets              (921)   (1,321)
     Settlement of investment related
      litigation                                 -    19,148
     Purchase price adjustments on sale
      of subsidiary                              -      (750)
                                        ----------- ---------
Net cash (used in) provided by
 investing activities                         (921)   17,077
                                        ----------- ---------

Financing Activities
     Net proceeds from issuance of stock    22,089        21
     Treasury stock purchases              (56,352)   (8,869)
     Net proceeds from issuance of
      convertible debt                      87,019         -
     Payments of long-term obligations         (67)     (849)
                                        ----------- ---------
Net cash provided by (used in) financing
 activities                                 52,689    (9,697)
                                        ----------- ---------
Effect of exchange rate changes on cash
 and cash equivalents                            2       (40)
                                        ----------- ---------
Net increase in cash and cash equivalents   49,752    18,741
Cash and cash equivalents at beginning
 of period                                  72,260    45,502
                                        ----------- ---------
Cash and cash equivalents at end of
 period                                   $122,012   $64,243
                                        =========== =========



                       MEMBERWORKS INCORPORATED
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                      September 30,  June 30,
                                           2003       2003
                                        ----------- ---------
                                        (Unaudited) (Audited)
Assets
Current assets:
     Cash and cash equivalents            $122,012   $72,260
     Restricted cash                         2,528     2,732
     Accounts receivable                     9,071     8,713
     Other current assets                    7,190     9,767
     Membership solicitation and other
      deferred costs                        68,657    77,883
                                        ----------- ---------
Total current assets                       209,458   171,355
Fixed assets, net                           23,409    24,969
Debt issuance costs                          2,555         -
Goodwill                                    42,039    42,039
Intangible and other assets, net             9,690    10,142
                                        ----------- ---------
Total assets                              $287,151  $248,505
                                        =========== =========

Liabilities and Shareholders' Deficit
Current liabilities:
     Current maturities of long-term
      obligations                             $236      $244
     Accounts payable and accrued
      liabilities                           82,022    91,749
     Deferred membership fees              153,970   167,643
     Deferred income taxes                   1,678       879
                                        ---------------------
Total current liabilities                  237,906   260,515
Deferred income taxes                        5,181     5,145
Long-term liabilities                        3,009     3,128
Convertible debt                            90,000         -
                                        ----------- ---------
Total liabilities                          336,096   268,788

Shareholders' deficit:
     Common stock; $0.01 par value
        40,000 shares authorized;
        18,966 issued (17,847 at June
        30, 2003)                              190       178
     Capital in excess of par value        146,206   122,425
     Accumulated deficit                   (13,934)  (17,829)
     Accumulated other comprehensive loss (467) (469) Treasury stock, 7,822 shares at cost
     (6,126 shares at June 30, 2003)      (180,940) (124,588)
                                        ----------- ---------
Total shareholders' deficit                (48,945)  (20,283)
                                        ----------- ---------
Total liabilities and shareholders'
 deficit                                  $287,151  $248,505
                                        =========== =========



KEY STATISTICS
                                     September     June      September
                                       2003        2003        2002
                                    ----------  ----------  ----------
Revenue Before Deferral Mix:
New annual                                21%         32%         35%
Renewal annual                            47%         45%         48%
Monthly                                   32%         23%         17%

Price Points:
New annual                              $105        $112         $96
Monthly                               $10.72      $10.22       $9.44

Marketing Margin Before Deferral:
New annual                                 8%         25%          4%
Monthly                                   11%         13%         23%
Total                                     43%         49%         44%

Average monthly members billed       955,000     739,000     576,000



                       MEMBERWORKS INCORPORATED
                RECONCILIATION OF NON-GAAP INFORMATION
                            (In thousands)

                                               Three months ended
                                                   September,
                                              ---------------------
                                                  2003      2002
                                              ----------- ---------
                                                   (Unaudited)
Reconciliation of Operating Cash Flow before
 Changes in Assets and Liabilities:
Operating cash flow before changes in
 assets and liabilities                          $5,317    $9,069
Changes in assets and liabilities                (7,335)    2,332
                                              ----------- ---------
Net cash (used in) provided by operating
 activities                                     $(2,018)  $11,401
                                              =========== =========

Reconciliation of Revenues before Deferral:
Revenues reported                              $113,824  $105,004
Changes in deferred membership fees             (13,673)   (6,973)
Effect of changes in foreign exchange rates          11        83
                                              ----------- ---------
Revenues before deferral                       $100,162   $98,114
                                              =========== =========


Reconciliation of Marketing Costs before
 Deferral:
Marketing expenses reported                     $66,656   $65,549
Changes in solicitation and other deferred
 costs                                           (9,226)  (10,724)
Effect of changes in foreign exchange rates           5        84
                                              ----------- ---------
Marketing costs before deferral                 $57,435   $54,909
                                              =========== =========


   The Company believes that Operating Cash Flow before Changes in Assets and Liabilities, Revenues before Deferral and Marketing Costs before Deferral are important measures of liquidity. Operating Cash Flow before Changes in Assets and liabilities represent the actual cash flow generated in the period, excluding the timing of cash payments and receipts. Revenues before Deferral are revenues before the application of Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements" ("SAB 101") and represent the actual membership fees billed during the current reporting period less an allowance for membership cancellations. Marketing Costs before Deferral are marketing costs before the application of SAB 101 and American Institute of Certified Public Accountants Statement of Position 93-7 and represent the Company's obligation for marketing efforts that occurred during the current reporting period. These measures are used by management and by the Company's investors. These measures are not a substitute for, or superior to, Net Cash (used in) provided by Operating Activities, Revenue and Marketing Expense prepared in accordance with generally accepted accounting principles.

    CONTACT: MemberWorks Incorporated
             James B. Duffy, 203-324-7635
              or
             Sapphire Investor Relations, LLC
             Erica Mannion, 415-399-9345